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Exhibit 10.30


                           RIDER TO DEED OF TRUST BY
               THOMAS W. STEIPP AND DEBRA L. STEIPP, AS TRUSTOR,
        TO FIRST AMERICAN TITLE INSURANCE COMPANY, AS TRUSTEE, FOR THE
            BENEFIT OF SYMMETRICOM, INC., A CALIFORNIA CORPORATION,
                                AS BENEFICIARY


     The Promissory Note which is secured by this Deed of Trust provides for the following:

"The outstanding principal amountand all accrued and unpaid interest on the outstanding principal amount, to the extent not forgiven pursuant to the terms hereof, shall be due and payable to the holder hereof at 2300 Orchard Parkway, San Jose, California 95131, or such other place as the holder hereof may designate, upon the earlier of the following dates (collectively, "Maturity Events"):

     (i) Five (5) days following the date that Employee resigns from the Company.

     (ii) Five (5) days following the date that Employee's employment with the Company is terminated for cause. The term "termination for cause" includes, without limitation, dishonesty, commission of a felony, a breach of Employee's fiduciary duty or willful failure to follow a directive of the Company or the Board of Directors of the Company.

     (iii) Three hundred sixty (360) days following the date that Employee's employment with the Company is terminated without cause.

     (iv) The date of any sale, conveyance, assignment, alienation or any other form of transfer, whether voluntary or involuntary, of that certain real property commonly known as 15560 Shannon Road, Los Gatos, California (the "Property"), or any part thereof or interest therein; except that the following transfers of the Property shall not be deemed to be a Maturity Event:

           a) A transfer upon the death of Employee to Employee's surviving spouse (provided the surviving spouse is an obligor hereunder) or to Employee upon the death of Employee's surviving spouse;

          b) A transfer by an obligor hereof whereby such obligor's spouse becomes a co-owner of the Property;

          c) A transfer resulting from a decree of dissolution of the marriage or legal separation of Employee and Debra L. Steipp or from a property settlement agreement incidental to such a decree which requires the obligor spouse to assume responsibility for the obligations under this Note and the Deed of Trust (hereinafter defined) and pursuant to which Employee or Debra L. Steipp (whoever is the obligor) becomes the sole owner of the Property; or

          d) A transfer by one or both obligors under the Note into an inter vivos trust in which one or both obligors are beneficiaries.

     (v)  March 25, 2008."